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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                      ----------



                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)       MAY 5, 1997
                                                       ------------------------



                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                     -------------------------------------------
                (Exact name of registrant as specified in its charter)


            MARYLAND                      1-13232                84-1259577
-------------------------------         ------------         -------------------
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation or organization)         File Number)         Identification No.)



1873 SOUTH BELLAIRE STREET, SUITE 1700 DENVER, CO                 80222-4348
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    (Address of principal executive offices)                      (Zip Code)



       Registrant's telephone number, including area code   (303) 757-8101
                                                          --------------------


                                    NOT APPLICABLE
           ---------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF NHP SHARES

         On May 5, 1997, AIMCO/NHP Holdings, Inc., a Delaware corporation ("ANHI") and a subsidiary of Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), acquired 6,496,071 shares (the "NHP Shares") of common stock, par value $.01 per share ("NHP Common Stock"), of NHP Incorporated, a Delaware corporation ("NHP"). The acquisition was made pursuant to a Stock Purchase Agreement, dated as of April 16, 1997 (the "Stock Purchase Agreement"), by and among AIMCO, Demeter Holdings Corporation, a Massachusetts corporation ("Demeter"), and Capricorn Investors, L.P., a Delaware limited partnership ("Capricorn"), the terms of which were determined based on arms-length negotiations among AIMCO, Demeter and Capricorn. In order to accommodate AIMCO's qualification as a real estate investment trust, AIMCO owns a 95% non-voting interest in ANHI, and the remaining 5% voting interest is owned by Terry Considine and Peter Kompaniez, AIMCO's Chairman and Vice Chairman, respectively.

         The NHP Shares were acquired from Demeter, Capricorn and two of Capricorn's limited partners, The Peter and Pamela Mullin Family Charitable Foundation and The Nash Family Foundation (together with Demeter and Capricorn, collectively, the "Sellers"), for $72.6 million in cash and 2,142,857 shares of Class A Common Stock, par value $.01 per share ("AIMCO Common Stock"), of AIMCO. ANHI is also obligated to deliver to the Sellers the shares of NHP's commercial mortgage banking subsidiary, NHP Financial Services, Ltd., a Delaware corporation, ("NHP Financial"), that ANHI will receive in respect of the NHP Shares (or, under certain circumstances, $3.05 in cash per share of NHP Common Stock acquired). The cash portion of the purchase price was financed with a short-term loan of $72.6 million obtained from Bank of America National Trust and Savings Association and Smith Barney Mortgage Capital Group, Inc. The NHP Shares represent approximately 51% of the outstanding shares of NHP Common Stock. The Stock Purchase Agreement also provides for AIMCO to acquire the remaining 434,051 shares of NHP Common Stock owned by the Sellers. On a pro forma basis, giving effect to the acquisition of the NHP Shares, AIMCO's pro forma net income and pro forma net income per common share and equivalent for the year ended December 31, 1996 would be $8.7 million and $0.46 per share, respectively, compared to AIMCO's historical net income and net income per common share and equivalent of $13 million and $1.04 per share, respectively. See also the pro forma financial information previously filed as Item 7(b) of AIMCO's Current Report on Form 8-K, dated April 16, 1997, as amended by Amendment No. 1 thereto.

         AIMCO intends to acquire the remaining interests in NHP pursuant to an Agreement and Plan of Merger, dated as of April 21, 1997 (the "Merger Agreement"), by and among AIMCO, AIMCO/NHP Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AIMCO ("Merger Sub"), and NHP, which provides for the merger (the "Merger") of Merger Sub with and into NHP. In the Merger, holders of NHP Common Stock may elect to receive, for each share of NHP Common Stock, either (i) 0.74766 shares of AIMCO Common Stock, or (ii) a combination of 0.37383 shares of AIMCO Common Stock and $10 in cash. Pursuant to rights ("Rights") to be distributed by NHP to NHP stockholders of record as of May 2, 1997, NHP stockholders are entitled to receive shares of NHP Financial upon the effectiveness of the Merger or on December 1, 1997 if the Merger has not yet occurred. The Merger is conditioned on, among other things, the approval of the stockholders of AIMCO and NHP (excluding AIMCO) and certain governmental approvals.

         AIMCO is continuing to negotiate the terms of a definitive agreement with Demeter, Capricorn, Phemus Corporation, a Massachusetts corporation and an affiliate of Demeter ("Phemus"), and J. Roderick Heller, III, NHP's President and Chief Executive Officer, relating to the acquisition of certain entities formerly owned by NHP that own direct and indirect interests in partnerships that own conventional and affordable multifamily apartment properties managed primarily by NHP, along with a captive insurance subsidiary and certain related assets (collectively, the "NHP Real Estate Companies"). In connection with the Merger Agreement, NHP has agreed to waive its right of first refusal to purchase the NHP Real Estate Companies, effective May 3, 1997, provided that such an agreement is entered into on satisfactory terms no later than May 31, 1997.

         NHP provides a broad array of real estate services nationwide including property management, asset management, and mortgage banking and servicing through NHP Financial, as well as a group of related services including equity investments, purchasing, risk management and home health care.

         The NHP group of companies was formed in 1970 with the organization of the National Corporation for Housing Partnerships ("NCHP") and The National Housing Partnership (the "NHP Partnership"). Both NCHP and the NHP Partnership were organized as private, for-profit entities pursuant to Title IX of the Housing and Urban Development Act of 1968 and charged by Congress to promote private investment in the production of low and moderate income housing. In connection with their development and ownership of low and moderate income housing, NCHP and the NHP Partnership developed systems for providing property management and related services to such properties. Beginning in the early 1980s, NCHP and the NHP Partnership capitalized on the experience gained in the affordable housing market by expanding into the development of, investment in, and provision of services to, conventional multifamily properties. NHP was incorporated in Delaware in 1986 as a holding corporation for NCHP, the NHP Partnership and other subsidiaries, in part to provide greater flexibility to invest in and provide services to conventional properties. NHP has subsequently ceased its development activities. In connection with NHP's initial public offering of NHP Common Stock in August 1995, the NHP Real Estate Companies (including NCHP and the NHP Partnership) were sold to Demeter, Phemus, Capricorn and Mr. Heller.

         According to 1995 year-end data published by the National Multi Housing Council and April 1994 data published by the United States Department of Housing and Urban Development ("HUD"), NHP is the nation's second largest property manager of multifamily properties and the largest manager of affordable properties based on the number of units managed. As of December 31, 1996, NHP's management portfolio includes 457 affordable properties and 260 conventional properties containing 58,504 affordable units and 74,540 conventional units located in 38 states, the District of Columbia and Puerto Rico.

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

RISKS ASSOCIATED WITH THE NHP ACQUISITION

    The acquisition of the NHP Shares and the proposed Merger represent the largest acquisition ever undertaken by AIMCO, involving an aggregate purchase price in excess of $260 million and the assumption of approximately $134.5 million of indebtedness. In addition to the risks typically associated with other acquisitions, the acquisition of the NHP Shares, the proposed Merger and the proposed acquisition of the NHP Real Estate Companies (together with the distribution of shares of NHP Financial to the former NHP stockholders, the "NHP Acquisition") involves the following risks and uncertainties:

    RISKS OF LOSS OF REVENUE DUE TO TERMINATION OR OTHER LOSS OF PROPERTY MANAGEMENT AGREEMENTS. NHP is substantially dependent on revenue received for services performed under property management agreements, and would be adversely affected if a significant number of these agreements were terminated. Contracts with unaffiliated third parties are for terms ranging from 30 days to 5 years, with most contracts being terminable within one year. There can be no assurance that any such contract will be renewed when the term expires. NHP's management contracts may be terminated or otherwise lost as a result of: (i) disposition of the property in the ordinary course or as a result of financial distress of the property owner; (ii) the general partner's fiduciary duty to other partners in the partnership; (iii) willful misconduct, gross negligence or other conduct constituting grounds for termination under such contracts; or (iv) termination by HUD with respect to certain affordable properties managed by NHP.

    RISKS OF NHP'S DEPENDENCE ON THE NHP REAL ESTATE COMPANIES FOR PROPERTY MANAGEMENT REVENUES. NHP is substantially dependent on revenue from the provision of services to properties controlled by the NHP Real Estate Companies. In 1996, NHP derived approximately 67% of its property management revenue from fees for services to properties controlled by the NHP Real Estate Companies. Although, pursuant to certain agreements, the NHP Real Estate Companies are required at least through the year 2020 (subject to certain conditions) to cause NHP to be selected to provide services to each of the properties the NHP Real Estate Companies control (and any property they may control in the future), the NHP Real Estate Companies' obligations under these agreements are subject to their fiduciary duties as general partner of the partnerships that own the properties and other conditions provided for in such agreements, and there can be no assurance that contracts to provide services to the properties controlled by the NHP Real Estate Companies will be granted or, if granted, will not be terminated. Although AIMCO is negotiating to acquire the NHP Real Estate Companies, there can be no assurance as to the success of such negotiations or that, if successful, such acquisition will be consummated.

    RISK OF TERMINATION OF OXFORD CONTRACTS. In connection with AIMCO's proposed acquisition of NHP, affiliates of Oxford Holding Corporation (collectively, "Oxford"), which control a portfolio of properties managed by NHP (collectively, the "Oxford Properties"), have indicated that they believe that AIMCO's acquisition of NHP may give Oxford the right to terminate NHP's contracts for the management of the Oxford Properties. Although AIMCO and NHP dispute Oxford's contention, there can be no assurance that Oxford will not seek to terminate such contracts. NHP received $12.9 million of management fees from management of the Oxford Properties in 1996.

    RISKS RELATING TO REGULATION OF AFFORDABLE HOUSING. As of December 31, 1996. NHP's management portfolio includes 58,504 units in 457 properties that receive some form of interest rate or rental subsidy or are otherwise subject to government programs aimed at providing low and moderate income housing ("affordable" units or properties). In addition, many of the partnerships in which the NHP Real Estate Companies hold interests own affordable properties. A substantial portion of the affordable properties were built or acquired by the owners with the assistance of programs administered by HUD that provide mortgage insurance, favorable financing terms, or rental assistance payments to the owners. As a condition to the receipt of assistance under these and other HUD programs, the properties must comply with various HUD requirements including rents on these properties limited to amounts approved by HUD. HUD approval is required for the Merger and the proposed acquisition of the NHP Real Estate Companies, and before NHP or AIMCO may be appointed as manager of additional HUD-assisted properties. There can be no assurance that HUD approval will be received with respect to any particular action for which it is required. In addition, under its regulations, HUD has the authority to suspend or deny participation in HUD programs within a geographic region or nationwide where a manager has committed criminal acts or evidenced a pattern of consistently violating its contractual and regulatory responsibilities to HUD. If HUD were to disapprove NHP (or AIMCO) as property manager for one or more affordable properties, NHP's (or AIMCO's) ability to obtain property management revenues from new properties would be impaired. In addition to the effects of HUD regulation on NHP (or AIMCO) as a manager of affordable properties, the business of NHP (or AIMCO) may be indirectly affected by regulations generally applicable to the entities owning affordable properties. In particular, HUD limits the rents that may be charged on certain HUD-assisted properties to approved amounts and, if permitted rents on a property were insufficient to cover costs, disposal of the property might become necessary resulting in a loss of management fee revenue. As of April 30, 1997, and in addition to the 432 HUD-assisted properties, NHP manages 45 properties that receive assistance from agencies other than HUD or are subject to regulation by agencies other than HUD.

    RISKS RELATING TO UNCERTAINTY REGARDING STATUS OF FEDERAL SUBSIDIES. Many of the units managed by NHP and many units owned by partnerships in which the NHP Real Estate Companies hold interests are subsidized under Section 8 of the United States Housing Act of 1937 ("Section 8"). These subsidies are generally provided pursuant to project-based contracts with the owners of the properties or, with respect to a limited number of units managed by NHP, pursuant to vouchers received by tenants. For the past several years, various proposals have been advanced by HUD, Congress and others proposing the restructuring of Section
8. These proposals generally seek to lower subsidized rents to market levels and to lower required debt service costs as needed to ensure financial viability at the reduced rents, but vary greatly as to how that result is to be achieved. Some proposals include a phase-out of project-based subsidies on a property-by-property basis upon expiration of a property's Housing Assistance Payments Contract ("HAP Contract"), with a conversion to a tenant-based subsidy. Under a tenant-based system, rent vouchers would be issued to qualified tenants who then could elect to reside at a property of their choice, provided the tenant has the financial ability to pay the difference between the selected property's monthly rent and the value of the voucher, which would be established based on HUD's regulated fair market rent for that geographic area. Congress has not yet accepted any of these these restructuring proposals and instead has elected to renew expiring Section 8 HAP Contracts for one year terms, generally at existing rents. There can be no assurance that the proposed changes would not significantly affect NHP's management portfolio and the real estate portfolios of the partnerships in which the NHP Real Estate Companies hold interests. Furthermore, there can be no assurance that changes in federal subsidies will not be more restrictive than those currently proposed or that other changes in policy will not occur. Any such changes could have an adverse effect on NHP's property management revenues and the real estate portfolios of the partnerships in which the NHP Real Estate Companies hold interests.

    POSSIBLE CONFLICTS OF INTEREST. In connection with the NHP Acquisition, AIMCO has acquired its interest in ANHI and expects to acquire an interest in one or more additional new subsidiaries which will hold interests in NHP and the NHP Real Estate Companies. As is the case with ANHI, in order to accommodate the qualification of AIMCO as a real estate investment trust, it is expected that AIMCO will own a 95% non-voting interest in such subsidiaries, and individuals who are officers of AIMCO will own a 5% controlling interest in such subsidiaries. As a result, conflicts of interest may arise in transactions involving AIMCO and such individuals and subsidiaries.

    RISKS RELATING TO AIMCO'S REIT STATUS. In order for AIMCO to qualify for taxation as a real estate investment trust, the value of any one issuer's securities held by AIMCO generally may not exceed 5% of AIMCO's gross asset value (determined at the close of each quarter of its taxable year). In connection with the acquisition of the NHP Shares, AIMCO has acquired its interest in ANHI. The value of AIMCO's interest in this new subsidiary is currently slightly less than 5% of AIMCO's gross asset value. If AIMCO's interest in ANHI would exceed 5% of AIMCO's value at any applicable measurement date, AIMCO may be required to reduce the value of its investment in ANHI.

    RISKS ASSOCIATED WITH INTEGRATING NHP. The integration of NHP's business with AIMCO's may place a significant burden on AIMCO's management. Such integration is subject to risks commonly encountered in making such acquisitions, including, among others, loss of key personnel of NHP, the difficulty associated with assimilating the personnel and operations of NHP, the disruption of AIMCO's ongoing business, the difficulty in maintaining uniform standards, controls, procedures and policies, and the impairment of AIMCO's reputation. No assurance exists that AIMCO will be able to integrate the two businesses successfully. Failure of AIMCO to integrate the two businesses successfully could have a material adverse effect on AIMCO's results of operations.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Businesses Acquired.

         The following financial statements of NHP, together with the independent auditors' reports thereon, have been filed as Exhibit 99.4 to AIMCO's Current Report on Form 8-K dated April 16, 1997, as amended by Amendment No. 1 thereto (the "April 8-K"):

         1. Consolidated Statements of Operations for the Years Ended December 31, 1996, 1995 and 1994.

         2.  Consolidated Balance Sheets as of December 31, 1996 and 1995.

         3. Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1995 and 1994.

         4. Consolidated Statements of Shareholders' Equity (Deficit) for the Years Ended December 31, 1996, 1995 and 1994.

         (b) Pro Forma Financial Information.

         Pro forma financial information has been previously filed as Item 7(b) of AIMCO's April 8-K.

         (c)  Exhibits.

Exhibit
Number        Description
-------       -----------

 2.1 Stock Purchase Agreement, dated as of April 16, 1997, by and among Apartment Investment and Management Company, Demeter Holdings Corporation and Capricorn Investors, L.P.
              (incorporated by reference to Exhibit 2.2 to Apartment Investment and Management Company's Current Report on Form 8-K, dated
              April 16, 1997, as amended by Amendment No. 1).

                                          3
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                                      SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   APARTMENT INVESTMENT AND
                                   MANAGEMENT COMPANY



Date:  May 9, 1997                 By:   /s/ LEEANN MOREIN
                                      --------------------------------------
                                      Leeann Morein
                                      Senior Vice President, Chief Financial
                                      Officer and Secretary



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